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                                                                   Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-54336) and S-8 (No. 333-26127, 333-57835,
333-49142 and 333-72970) of Applied Imaging Corp. of our report dated February 1, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Registration Statement.

/s/  PricewaterhouseCoopers

San Jose, CA
March 25, 2002